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                                  EXHIBIT 11.1

              Statement Regarding Computation Of Per Share Earnings

                     TB Wood's Corporation And Subsidiaries

                                 January 3, 1997


                                                                         1994         1995         1996
                                                                         ----         ----         ----


NET (LOSS) INCOME PER SHARE
Weighted average number of common shares outstanding ...........    3,375,000    3,375,000    5,515,000
Shares issued upon assumed exercise of outstanding warrants ....      375,000      375,000            0
Shares issued upon assumed exercise of outstanding stock options            0       60,000       85,000
                                                                   ----------   ----------   ----------
Weighted average number of common and common equivalent shares
outstanding ....................................................    3,750,000    3,810,000    5,600,000
                                                                   ----------   ----------   ----------
Income before extraordinary item ...............................        3,916        4,599        5,945
Extraordinary item .............................................            0            0       (1,305)
                                                                   ----------   ----------   ----------
Net  income ....................................................        3,916        4,599        4,640
                                                                   ==========   ==========   ==========
Net (loss) Income per common share:
Before extraordinary item ......................................         1.04         1.21         1.06
Extraordinary item .............................................         0.00         0.00        (0.23)
                                                                   ----------   ----------   ----------
Net Income .....................................................         1.04         1.21          .83
                                                                   ==========   ==========   ==========

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